Exhibit 99.7

SEND OVERNIGHT PACKAGES TO: Kaiser Federal Financial Group, Inc. Stock Order Processing Center 10 South Wacker, Suite 3400 Chicago, IL 60606 (877) 860-2086

ORDER DEADLINE: The Subscription Offering ends at 2:00 p.m., Pacific Time, on ___________, 2010. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) by the deadline or it will be considered void. Orders will be accepted at the address on the top of this form, the PO Box address on the business reply envelope provided or by hand delivery to Kaiser Federal Bank’s main office, located at 1359 North Grand Avenue, Covina, California. Faxes or copies of this form will not be accepted. Kaiser Federal Financial Group, Inc. reserves the right to accept or reject improper order forms.

(1) Number of Shares	Price Per Share (2) Total Amount Due		(4) Purchaser Information (check one)
	x $10.00 =	$ .00	a. ☐ b. ☐ c. ☐ d. ☐ e. ☐ f. ☐
Eligible Account Holder – Check here if you were a depositor with at least $50 on deposit with Kaiser Federal Bank as of the close of business on March 31, 2009. Enter information in Section 9 for all deposit accounts that you had at Kaiser Federal Bank on March 31, 2009.

Supplemental Eligible Account Holder – Check here if you were a depositor with at least $50 on deposit with Kaiser Federal Bank as of the close of business on __________, 2010 but were not an Eligible Account Holder. Enter information in Section 9 for all deposit accounts that you had at Kaiser Federal Bank as of __________, 2010.

Other Members – Check here if you were a depositor of Kaiser Federal Bank as of __________, 2010, who were not able to subscribe for shares under the Eligible or Supplemental Eligible Account Holder categories.

Local Community – Natural persons residing in the California counties of Los Angeles, Orange, San Bernardino, Riverside and Santa Clara will receive preference in a community offering.

K-Fed Bancorp public stockholders as of __________, 2010

General Public

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 5% of the shares of common stock sold in the offering, and no person together with his or her associates or group of persons acting in concert may purchase more than 5% of the shares of common stock sold in the offering. See Stock Order Form Instructions for details. Current stockholders, either alone or together with associates or persons acting in concert, may not purchase shares in an amount that when combined with shares received in exchange for currently outstanding shares of common stock of K-Fed Bancorp is greater than 5% of the shares to be issued and outstanding at the completion of the conversion.

(3a) Method of Payment- Check or Money Order Enclosed is a personal check, bank check or money order made payable to Kaiser Federal Financial Group, Inc.		$ .

(3b) Method of Payment- Deposit Account Withdrawal
Kaiser Federal Bank Deposit Account Number(s) Withdrawal Amount(s)

MARK THE	Savings ☐
ACCOUNT
TYPE	CD ☐	$
MARK THE	Savings ☐
ACCOUNT
TYPE	CD ☐	$
MARK THE	Savings ☐
ACCOUNT
TYPE	CD ☐	$
	Total Withdrawal	$

(5) Check if you (or a household family member) are a:  ☐ Director or Officer of Kaiser Federal Bank or Kaiser Federal Financial Group, Inc. ☐ Employee of Kaiser Federal Bank or Kaiser Federal Financial Group, Inc.

(6) Maximum Purchaser Identification: ☐ Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the two maximum purchase limitations are increased. See Section 1 of the Stock Order Form Instructions provided.

(7) Associates/Acting in Concert: ☐ Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you. See reverse side of this form for further details.

Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered	Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered

(8) Stock Registration - Please Print Legibly and Fill Out Completely: (Note: The statement of ownership and all correspondence related to this stock order will be mailed to the address provided below.)
☐	Individual	☐	Individual Retirement Account	☐	Corporation
☐	Joint Tenants	☐	Uniform Transfer to Minors Act	☐	Partnership
☐	Tenants in Common	☐	Uniform Gift to Minors Act	☐	Trust - Under Agreement Dated_________
Name				SS# or Tax ID

Name				SS# or Tax ID

Address				Daytime Telephone #

City	State	Zip Code	County	Evening Telephone #

(9) Qualifying Accounts: You should list any accounts that you may have or had with Kaiser Federal Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTION GUIDE FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering. Attach a separate page if additional space is needed.
NAMES ON ACCOUNTS	ACCOUNT NUMBER

Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

 (10) Acknowledgement, Certification and Signature:  I understand that to be effective, this form, properly completed, together with full payment or withdrawal authorization, must be received by Kaiser Federal Financial Group, Inc. no later than 2:00 p.m., Pacific Time, on __________, 2010, otherwise this form and all of my subscription rights will be void. (continued on reverse side of form)
*** ORDER NOT VALID UNLESS SIGNED ***
ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL
Signature	Date	Signature	Date

For Internal Use Only

REC’D _________ CHECK# ___________ $___________ CHECK#___________ $_________ BATCH # ________ ORDER # ________ CATEGORY ______

(7) Associates/Acting In Concert (continued from front side of Stock Order Form)

Associate – The term “associate” of a person means:
1)
Any corporation or organization, other than Kaiser Federal Financial Group, Inc., K-Fed Bancorp, K-Fed Mutual Holding Company or Kaiser Federal Bank, of which the person is a senior officer, partner or 10% beneficial stockholder;

2)
Any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

3)	Any blood or marriage relative of the person, who either lives in the same home as the person or who is a director or officer of Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank.

Acting in Concert – The term “acting in concert” means:
1)	Knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
2)
A combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) also will be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more information on purchase limitations and a more detailed description of “associates” and “acting in concert.”

(10) Acknowledgment, Certification and Signature (continued from, AND TO BE SIGNED, on the front side of Stock Order Form)

I agree that after receipt by Kaiser Federal Financial Group, Inc., this Stock Order Form may not be modified or cancelled without Kaiser Federal Financial Group, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the maximum purchase limitation of 5% of the shares of common stock sold in the offering for any individual person, or 5% of the shares of common stock sold in the offering as the overall purchase limitation for any person or entity together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined, as set forth in the Prospectus dated __________, 2010.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR ACCOUNT AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY KAISER FEDERAL FINANCIAL GROUP, INC. OR KAISER FEDERAL BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Consumer Response Center at (800) 842-6929.

I further certify that, before purchasing the common stock of Kaiser Federal Financial Group, Inc., I received the Prospectus dated __________, 2010, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section beginning on page __, which risks include but are not limited to the following:

[RISK FACTORS TO BE ADDED]

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.

Stock Order Form Instructions Stock Information Center: (877) 860-2086

Stock Order Form Instructions – All subscription orders are subject to the provisions of the stock offering.

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 5% of the shares of common stock sold in the offering. The 5% purchase limitation at each point in the range is as follows: 318,750 shares at the minimum, 375,000 shares at the midpoint, 431,250 shares at the maximum and 495,937 shares at the adjusted maximum. No person, together with “associates,” as defined in the prospectus, and persons “acting in concert,” as defined in the prospectus, may purchase more than 5% of the shares of common stock sold in the offering. Current stockholders, either alone or together with associates or persons acting in concert, may not purchase shares in an amount that when combined with shares received in exchange for currently outstanding shares of common stock of K-Fed Bancorp is greater than 5% of the shares of common stock of Kaiser Federal Financial Group, Inc. to be issued and outstanding at the completion of the conversion. For additional information, see “The Conversion; Plan of Distribution – Additional Limitations on Common Stock Purchases” in the prospectus.

Item 3a – Payment for shares may be made by check, bank draft or money order payable to Kaiser Federal Financial Group, Inc. DO NOT MAIL CASH. Your funds will earn interest at Kaiser Federal Bank’s passbook savings rate until the stock offering is completed.

Item 3b - To pay by withdrawal from a deposit account or certificate of deposit at Kaiser Federal Bank insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order form. To withdraw from an account with checking privileges, please write a check. Kaiser Federal Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest, but will not be available for your use until the completion of the transaction.

Item 4 - Please check the appropriate box to tell us the earliest of the three dates that apply to you, or the local community, existing stockholder or general public boxes if you were not a depositor on any of the key dates.

Item 5 - Please check one of these boxes if you are a director, officer or employee of Kaiser Federal Bank or Kaiser Federal Financial Group, Inc., or a member of such person’s household.

Item 6 - Please check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares.

Item 7 - Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated __________, 2010, please see the section entitled “The Conversion; Plan of Distribution – Additional Limitations on Stock Purchases” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 - The stock transfer industry has developed a uniform system of stockholder registrations that we will use in the issuance of Kaiser Federal Financial Group, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (877) 860-2086. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Item 9 – You should list any qualifying accounts that you have or may have had with Kaiser Federal Bank in the box located under the heading “Qualifying Accounts.” For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock as a corporation, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights.

Item 10 - Sign and date the form where indicated. Before you sign please read both sides of the Stock Order and Certification Form carefully and review the information which you have provided and read the acknowledgement. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated ___________, 2010 carefully before making an investment decision.

Should you have any questions, please call our Stock Information Center at (877) 860-2086 Monday – Friday from 10:00 a.m. to 4:00 p.m., Pacific Time, except bank holidays.

(See Reverse Side for Stock Ownership Guide)

Stock Order Form Instructions Stock Information Center: (877) 860-2086

Stock Ownership Guide

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at Kaiser Federal Bank. The stock cannot be held in your Kaiser Federal Bank account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of weeks to complete a trustee-to-trustee transfer and place a subscription in this manner.

Registration for IRA’s:
On Name Line 1 - List the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c #______].
Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.
Please list your phone numbers, not the phone numbers of your broker / trust department.

Uniform Transfers To Minors Act - For residents of California and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. In this form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA:
On Name Line 1 – Print the name of the custodian followed by the abbreviation “CUST”
On Name Line 2 – FBO (for benefit of) followed by the name of the minor, followed by UTMA-CA (or your state’s abbreviation)
List only the minor’s social security number on the form.

Corporation/Partnership – Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have subscription rights, the Corporation/Partnership must have an account in its legal name and Tax I.D. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

Should you have any questions, please call our Stock Information Center at (877) 860-2086 Monday – Friday from 10:00 a.m. to 4:00 p.m., Pacific Time, except bank holidays.

(See Reverse Side for Stock Order Form Instructions)